                        AMENDMENT AND WAIVER AGREEMENT

     AMENDMENT AND WAIVER AGREEMENT (this "Amendment"), dated as of July 16, 1996, among MARCAM CORPORATION (together with its successors and assigns, the; Company"), and each of the holders of Notes (as such term is defined below) whose name appears on the signature pages hereof (individually a "Holder" and, collectively, the "Holders").

                                   RECITALS:

     WHEREAS the Company has entered into those certain several Note and Warrant Purchase Agreements (collectively, the "Existing Note Agreement," and as amended, the "Amended Note Agreement"), each dated as of May 12, 1994, with each of the purchasers identified on Annex 1 thereto (the "Purchasers");
                                --------

     WHEREAS, the Company has entered into those certain several Warrant Agreements (collectively, the "Existing Warrant Agreement," and as amended, the "Amended Warrant Agreement"), each dated May 12, 1994;

     WHEREAS, the Company, pursuant to the Existing Note Agreement and the Existing Warrant Agreement, issued the Notes and the Warrants to the Holders;

     WHEREAS, each of the Holders is a holder of the Notes and Warrants set forth on Annex 1 hereto;
         ------

     WHEREAS, the Company has requested the Holders to amend and waive certain provisions of the Amended Note Agreement and the Amended Warrant Agreement as hereinafter provided; and

     WHEREAS, the Holders are agreeable to such waivers, modifications and such amendments, on the terms and conditions hereinafter set forth;

     NOW THEREFORE, in consideration of the premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows;

1.   DEFINITIONS
     Capitalized terms used in this Amendment and not otherwise defined herein shall have the respective meanings ascribed to them in the Amended Note Agreement.

2.   AMENDED NOTE AGREEMENT AMENDMENT AND WAIVER

     Subject to the satisfaction of the conditions set forth in Section 4 hereof, the Holders hereby consent and agree to the amendments and waiver to the Amended Note Agreement set forth below in this Section 2, as follows:

     2.1 Amendment to Section 6.10. Section 6.10 of the Amended Note Agreement is hereby amended and restated in its entirety to read as follows:

     "The Company will not at the end of any fiscal quarter permit Consolidated Net Worth to be less than (i) One Million Dollars ($1,000,000) plus (ii) on
                                                                    ----
     a cumulative basis, 50% of the Company's Consolidated Net Income, if positive, for each fiscal quarter ending after March 31, 1996."

     2.2 Amendment to Section 6.11. Section 6.11 of the Amended Note Agreement is hereby amended and restated in its entirety to read as follows:

"The Company will not, at the end of any fiscal quarter as measured during any period set forth in the chart below, permit Consolidated Debt, determined at the end of the applicable fiscal quarter, to exceed the percentage of Consolidated Capitalization, determined at such time, set forth in the chart below opposite the period during which such time of determination occurs:


     Period Beginning      and Ending             Percentage
     -------------------------------------------------------
     July 2, 1996          September 30, 1996     60%
     October 1, 1996       September 30, 1997     55%
     October l, 1997       Thereafter             50%"

     2.3 Waiver. The Holders hereby waive any and all defaults and Events of Default, if any, existing as of the date hereof or that have occurred at any time through the date hereof, if any, resulting from the Company's noncompliance with Section 6.10 or 6.11 of the Amended Note Agreement.

     2.4  Consent to Transactions.

     (a) The Holders hereby agree that the sale by the Company to General Atlantic Partners 32, L.P., GAP Coinvestment Partners, L.P. and their affiliates of approximately 100,000 shares of the Company's Series E Convertible Preferred Stock (the provisions of which shall be substantially similar to those of the existing Series D Convertible Preferred Stock) and warrants to purchase approximately 1,000,000 shares of the Company's Common Stock (having an exercise price of more than $10 per share of Common Stock) for an aggregate price of approximately $10 million shall not constitute a default under Section 6.4 of the Amended Note Agreement.

     (b) The Holders hereby agree that the following transactions shall not constitute a default under the Amended Note Agreement: (i) the sale by the Company of its interest in Foresight Software, Inc. and (ii) the sale by the Company of substantially all the assets of Marcam Australia Pty. Limited

3. WAIVER TO AMENDED WARRANT AGREEMENT
     Subject to the satisfaction of the conditions set forth in Section 4 hereof, the Holders hereby consent and agree to the following acknowledgment and waiver to the Amended Warrant Agreement set forth below in this Section 3, as follows:

     3.1 Acknowledgment and Waiver. (a) Each of the Holders and the Company acknowledge and agree that: (i) the Shelf Registration (as defined in the Amended Warrant Agreement) was initially declared effective by the SEC on March 25, 1996 at 4:30 p.m. and a post-effective amendment to the Shelf registration was declared effective by the SEC on June 4, 1996(such post-effective amendment, the "Amended Shelf Registration"); (ii) notwithstanding the fact that the Shelf Registration was not declared effective by the SEC as of the Target Effective Date (as defined in the Amended Warrant Agreement) (A) the Company used its best efforts to have the Shelf Registration declared effective by the SEC as of the Target Effective Date and
(B) the rights of each of the Holders to collect liquidated damages pursuant to
Section 5.1(c) of the Amended Warrant Agreement, if any, are hereby waived by the Holders, provided, that the Holders shall continue to have the rights to collect liquidated damages pursuant to Section 5.1(c) if a stop order is imposed by the SEC after the date hereof.

     (b) Each of the Holders hereby waives the requirement that the Company use its reasonable best efforts to cause each of such Holders to receive, at the time of the initial effectiveness of the Shelf Registration: (i) a letter prepared in accordance with SAS 76 ("Amendments to Statement on Auditing Standards No. 72, Letters for Underwriters and Certain Other Requesting Parties") (the "Agreed-Upon Procedures Letter") from the Company's independent certified public accountants covering such matters of the type customarily covered by Agreed-Upon Procedures Letters delivered by certified public accounts in connection with a shelf registration, pursuant to section 5.3(i)(i) of the Amended Warrant Agreement and (ii) an opinion (the "Legal Opinion") favorable to the requisite Holders in form and scope, from counsel for the Company in customary form, pursuant to Section 5.3(j) of the Amended Warrant Agreement ; and further, each of the Holders hereby acknowledges receipt, at the time of the effectiveness of the Amended Shelf Registration, of the Legal Opinion in full satisfaction of the Company's obligations under Section 5.3(j) of the Amended Warrant Agreement. The waiver by each of the Holders of the requirement that the Company cause each of the Holders to receive an Agreed-Upon Procedures Letter at the time of the initial effectiveness of the Shelf Registration is subject to the requirement that the Company shall use its reasonable best efforts to cause the delivery of the Agreed- Upon Procedures Letter to each of the Holders, within thirty (30) days after the filing with the SEC of the Company's report on Form 10-Q for the quarter ended June 30, 1996; provided further, that if the
                                               -------- -------
Agreed-Upon Procedures Letter shall not be delivered to each Holder within such thirty (30) day period, the Company shall pay to each Holder of Registrable Securities (as defined in the Amended Warrant Agreement) liquidated damages in an amount equal to one and one-quarter cents ($0.0125) per week (or portion hereof) per share of Registrable Securities held by each such Holder, beginning with the week commencing on the expiration of such thirty (30) day period and concluding with the week during which such Agreed-Upon Procedures Letter is delivered to each such Holder, whichever is later.

4. CONDITIONS TO EFFECTIVENESS
     The amendment and waiver set forth in Section 2 and Section 3 shall become effective only upon the satisfaction in all respects of the conditions, set forth below. The first date upon which all such conditions shall have been satisfied is herein referred to as the "Effective Date."

     4.1 Execution and Delivery of this Amendment. Each of the Holders and the Company shall have executed and delivered to each other this Amendment, and each of the Amended Note Agreement, the Amended Warrant Agreement, the Notes and the Warrant Certificates shall be in full force and effect.

     4.2 Representations and Warranties True. The representations and warranties set forth in Section 5 hereof shall be true and correct as of the date hereof and as of the Effective Date; and no Default or Event of Default pursuant to the Amended Note Agreement(as amended hereby and taking into account the waivers provided herein) shall be existing on the Effective Date.

5.  REPRESENTATIONS AND WARRANTIES

The Company represents and warrants to each of the Holders as follows:

     5.1 Organization, Existence, Etc. The Company:

     (a) is a corporation duly organized and validly in good standing under the laws of its state of incorporation;

     (b) has all requisite power and authority and all necessary licenses and permits to own and operate its Properties and to carry on its business as now conducted and presently proposed to be conducted; and

     (c) is duly qualified and is authorized to do business and is in good standing, as a foreign corporation in each jurisdiction where the character of its Properties or the nature of its activities makes such qualification necessary.

     5.2 Power and Authority. The Company has the corporate power and authority:

     (a) to authorize, execute, deliver and enter into this Amendment; and

     (b) to perform its obligations under this Amendment, the Amended Note Agreement (as amended hereby and taking into account the waivers provided herein), the Notes, the Amended Warrant Agreement (taking into account the waivers provided herein) and the Warrant Certificates.

     5.3 Enforceability. This Amendment has been duly authorized, executed and delivered by the Company. The Amended Note Agreement (as amended hereby and taking into account the waiver provided herein), the Notes, the Amended Warrant Agreement(taking into account the waivers provided herein) and the Warrant Certificates constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as such enforceability may be:

     (a) limited by bankruptcy, insolvency or other similar laws affecting the enforceability of creditors' rights generally; and

     (b) subject to the availability of equitable remedies.

The holders of the Notes and the Warrants are entitled to the benefits of the Amended Note Agreement (as amended hereby and taking into account the waivers provided herein) and the Amended Warrant Agreement (taking into account the waivers provided herein), respectively.

     5.4 No Conflicts. The authorization, execution and delivery by the Company of this Amendment are not, and the performance by the Company of its obligations under the Amended Note Amendment (as amended hereby and taking into account the waiver provided herein), the Notes, the Amended Warrant Agreement (taking into account the waivers provided herein) and the Warrant Certificates will not be, inconsistent with its certificate of incorporation or by-laws, do not and will not contravene any law, governmental rule or regulation, violate any judgment, order or award of any arbitrator applicable to the Company, do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which the Company is a party or by which any of its Property is bound, the imposition of a Lien upon any Property of the Company.

6. COSTS AND EXPENSES
     The Company shall pay all amounts which are payable pursuant to Section 11.5(d) of the Amended Note Agreement and Section 8.1 of the Amended Warrant Agreement, and shall pay all out-of-pocket expenses of the Holders in connection with the negotiation, preparation, execution and delivery of his Amendment, including, without limitation, all the fees and expenses of special counsel engaged by the Holders in connection therewith within in five (5) Business Days after being presented with an invoice therefor.

7. MISCELLANEOUS

     7.1 Successors and Assigns. All the provisions of this Amendment by or for the benefit of the parties hereto shall bind and inure to the benefit of their respective successors and assigns hereunder.

     7.2 Execution in Counterparts. This Amendment may be executed in one or more counterparts, all of which taken together shall constitute a single instrument.

     7.3 Governing Law. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED; IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF' NEW YORK.

     7.4  No Other Amendments. Except as expressly provided herein:

     (a) no other terms and provisions of the Amended Note Agreement and no provisions of the Amended Warrant Agreement shall be modified or changed by this Amendment; and

     (b) the terms and provisions of the Amended Note Agreement and the Amended Warrant Agreement shall continue in full force and effect. The Company hereby acknowledges and reaffirms all of its obligations and duties under the Amended Note Agreement (as amended hereby and taking into account the waiver provided herein), the Notes, the Amended Warrant Agreement (taking into account the waivers provided herein) and the Warrant Certificates.

     7.5 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

MARCAM CORPORATION

By:_________________________
Name: George A. Chamberlain, 3d
Title: Chief Financial Officer

THE NORTHWESTERN MUTUAL
LIFE INSURANCE COMPANY

By:__________________________
Name:
Title:

BARNETT & CO.

By:___________________________
Name:
Title:

JOHN HANCOCK LIFE INSURANCE
COMPANY OF AMERICA

By:____________________________
Name:
Title:

JOHN HANCOCK MUTUAL LIFE
INSURANCE COMPANY

By:______________________
Name:
Title:

                                    ANNEX 1

HOLDERS OF NOTES  AND WARRANTS

Name of Holder               Note Registration Number     Warrant Certificate
                             and Principal Amount         and Number of Warrants

The Northwestern Mutual
Life Company                 R-l, $15,000,000             WR-1, 230,000 Warrants

John Hancock Mutual Life
Insurance Company of America      --------                WR-2, 91,999 Warrants

John Hancock Mutual Life          --------                WR-3, 30,667 Warrants
Insurance Company of America

John Hancock Life Insurance
Company of America           R-4, $2,000,000              WR-4, 30,667 Warrants

Barnett & Co.                 R-5, $8,000,000                 -------
